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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference therein of our report dated February 13, 1998, in this Registration Statement (Form N-1A No. 33-10438) of Mitchell Hutchins Series Trust.




                                    /s/ Ernst & Young LLP

                                    ERNST & YOUNG LLP

New York, New York
February 25, 1998